UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           May 5, 2009
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code	302-478-5142

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On May 5, 2009, the Registrant’s stockholders approved an amendment to the Registrant’s 2003 Employee Long-Term Incentive and Share Award Plan (the “Share Plan”) to increase the aggregate number of shares of Class A Common Stock reserved for issuance under the Share Plan by 2,500,000 to a total of 9,750,000. A copy of the Share Plan, as so amended, is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
On May 5, 2009, the Registrant’s stockholders re-approved the Registrant’s Annual Incentive Compensation Plan (the “Incentive Compensation Plan”), as amended to include certain additional general types of performance criteria and and certain technical provisions intended to ensure tax compliance on the part of the plan and awards made thereunder. A copy of the Incentive Compensation Plan, as so amended, is attached to this Form 8-K as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(a)     Not applicable.
(b)     Not applicable.
(c)     Not applicable.
(d)     Exhibits.

Exhibit Number	Description of Exhibit
10.1	2003 Employee Long-Term Incentive and Share Award Plan, as amended
10.2	Annual Incentive Compensation Plan, as amended
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: June 15, 2009